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Exhibit 12

GTE North Incorporated and Subsidiary

STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)


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
                                                                   Six Months
                                                                     Ended
                                                                 June 30, 1998
                                                                 -------------
Net earnings available for fixed charges:
  Income before extraordinary charge                                $303,067
  Add - Income taxes                                                 182,623
      - Fixed charges                                                 75,195
                                                                    --------

Adjusted earnings                                                   $560,885
                                                                    ========

Fixed charges:
  Interest expense                                                  $ 71,251
  Portion of rent expense
      representing interest                                            3,944
                                                                    ========

Adjusted fixed charges                                              $ 75,195
                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES                                      7.46
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